EXHIBIT 99.2
EMPLOYMENT AND NONCOMPETITION AGREEMENT
     THIS AGREEMENT is entered into by and between TechTeam Global, Inc. (the “Company”), headquartered at 27335 West 11 Mile Road, Southfield, Michigan 48033, and Gary J. Cotshott (the “Executive”), residing and employed at 3012 Sparkling Brook Lane, Austin, Texas 78746, effective as of February 11, 2008 (“Effective Date”).
1.	Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement commencing on February 11, 2008 (the “Commencement Date”) until terminated as provided herein (the “Employment Period”).

2.	Terms of Employment.
a)	Position and Duties.
(i)	During the Employment Period, the Executive shall serve as Company’s President and Chief Executive Officer and in any other capacity assigned to him by the Board of Directors (“the Board”). Executive shall report to the Chairman of the Board.

(ii)	During the Employment Period, Executive agrees to devote his full attention and time to the business and affairs of the Company and to use the Executive’s best efforts to: (A) perform his responsibilities in a professional manner, (B) promote the interests of the Company and its subsidiaries, (C) discharge the executive, operational and administrative duties, as may be reasonably assigned to him by the Board, and (D) serve, without additional compensation, as a director of the Company if elected.

(iii)	Executive agrees that he has read and at all times will abide by any employee handbook, policy, or practice that the Company has or adopts with respect to its employees generally, as modified by this Agreement.

(iv)	As of the Commencement Date, Executive shall have no agreements with, or material obligations to, any other individual, partnership, corporation, or legal entity, specifically including any confidentiality, non-disclosure, non-solicitation, or non-competition agreements or obligations, that may or would conflict with Executive’s obligations under this Agreement other than agreements approved by the Chairman of the Board or relating to Executives former employment with Dell, Inc. Executive agrees that he will not sit on the board of directors of any other company, without the prior written consent of the Chairman, excluding Executive’s current seat on the board of directors of Redbird Flight Simulations, Inc of Austin, Texas.
b)	Compensation.
(i)	Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”) of Three Hundred Fifty Thousand Dollars ($350,000). The Annual Base Salary may be increased from time to time by the Company’s Board of Directors, in its discretion. The Annual Base Salary shall be paid in accordance with the Company’s normal payroll practices for senior executives’ subject only to such payroll and withholding deductions as are required by law.

(ii)	Stock Options.
(a)	Initial Grant. Executive will be granted 300,000 options at the closing market price of the Company’s common stock on the Commencement Date (the “Initial Grant Options”). The Initial Grant Options shall vest in equal parts quarterly over four (4) years with the first vesting period occurring at the end of the Companies first fiscal quarter of 2008.

(b)	Annual Grants. Commencing in 2009 and continuing for the next four (4) years of this Agreement, the Executive shall receive annual grants of stock options of not less than 50,000 options as determined in the Board’s discretion (the “Annual Grant Options”). Each year’s Annual Grant Options will vest, in equal parts, over four (4) years. The Annual Grant Options are subject to there being sufficient registered shares available under the 2006 Incentive Stock and Awards Plan, or a successor plan(s). The Company shall use its best efforts to obtain shareholder approval of any necessary successor plan.

(c)	Terms. The Initial Grant Options and the Annual Grant Options shall have a ten (10) year exercise period from the date they are granted. The Initial Grant Options and Annual Grant Options shall be subject to the terms and conditions of the Company’s Incentive Stock and Awards Plan or successor plans, except as modified herein. In the event Executive’s employment is terminated by the Company without cause, or Executive resigns with Good Reason any options, (including, but not limited to, Initial Grant Options, Annual Grant Options or any other incentive program options) that are scheduled to vest within one year after Termination Date shall immediately vest, but all other unvested options shall expire. The Executive shall have a period of twelve (12) months following any termination of his employment to exercise the Initial Grant Options and Annual Grant Options.

(d)	Restricted Shares. Executive will be issued 50,000 restricted shares of the Company’s common stock (the Restricted Shares) on the Commencement Date. These Restricted Shares shall vest in equal parts quarterly over four (4) years with the first vesting period occurring at the end of the Companies first fiscal quarter of 2008. In the event Executive’s employment is terminated by the Company without cause, or Executive resigns with Good Reason, any Restricted or Performance Shares that are scheduled to vest within one year after the Termination Date shall immediately vest and be issued and given to Executive, but all other unvested Restricted Shares shall be forfeited.

(e)	To the extent that any term of this employment and non-competition agreement is in conflict with or a modification of the Company’s 2006 Incentive Stock and Awards Plan, the Executive Long Term Incentive Program, the Annual Incentive Plan, the Non-Qualified Stock Option Award Agreement and the Restricted Stock Award Agreement and their successors, Company represents that Company’s Board of Directors and all administrators of such plans and agreements have approved such modifications.
(iii)	Annual Incentive Plan Bonus (AIP) and Long Term Incentive Plan (LTIP). The Executive will participate in the Company’s Annual Incentive Plan (at an AIP target of 60% of Annual Base Salary) and Long Term Incentive Plan (at an LTIP target of 30% of Annual Base Salary) during the 2008 fiscal year and the remaining term of this Agreement, including any increases in AIP or LTIP targets as determined by the Board of Directors. For fiscal 2008, Executive will be guaranteed a minimum bonus of $126,000.00 under the Annual Incentive Plan for fiscal year 2008, payable on a date consistent with historical payment practice. Executive will have the opportunity to review the 2008 Annual Incentive Plan objectives for 60 days from Commencement and make recommendations to the Board for changes.

(iv)	Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other executives of the Company in accordance with the provisions of those plans.

(v)	Welfare and Other Benefits Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be entitled to participate in all benefit and executive perquisites under welfare, fringe and other similar benefit plans, practices, policies and programs which may be provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company. For each year that the Executive decides not to participate in the medical plan provided by the Company, the Company shall pay Executive Twenty Thousand dollars ($20,000). Executive shall be eligible for twenty-five (25) business days of vacation to be taken at the discretion of Executive assuming vacation utilized does not materially conflict with the duties and responsibilities of Executive.

(vii)	Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred and submitted by the Executive in accordance with the policies of the Company. When the Executive is traveling on Company business, the Company shall reimburse Executive for the companion travel of the Executive’s spouse on two international trips and four domestic trips per year. The Company shall also reimburse Executive for up to Ten Thousand dollars ($10,000) per year for professional financial and tax assistance and up to a total of Five Thousand dollars ($5,000) per year for services of the Cooper Clinic or a similar comprehensive health appraisal program for the Executive and the Executive’s spouse.
3.	Termination of Employment.

The Executive’s employment may be terminated upon the occurrence of any event set forth below.
a)	Death. The Executive’s employment shall terminate automatically upon the Executive’s death, which shall not be deemed a termination by the Company for Cause. Upon termination for death, the Company shall not be obligated to make any further salary or other payments or provide any benefits under this Agreement (other than salary payments for services already rendered, full or pro-rata bonus payments for the current fiscal year, payments for any unused accrued vacation time and reimbursements for expenses incurred, through the date of termination). If Executive’s employment is terminated by reason of death, all unvested Initial Grant Options, Annual Grant Options, Restricted Shares, Performance Shares and LTIP Restricted Shares will immediately become fully vested at the time of death and be issued and given to Executive. Further, the Company will provide for a 12 month period to complete the exercise of all vested stock options.

b)	Disability. If during the Term, the Executive shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Executive, in the good faith judgment of the Board of Directors of the Company, is unable substantially and competently to perform his duties hereunder for a period of 90 consecutive days or for 90 days during any six month period during employment (a “Disability”), the company may terminate the Executive’s employment hereunder after providing Executive 30 days written notice of Company’s intention to terminate Executive’s employment with such 30 day period deemed an opportunity for Executive to cure the disability. In order to assist the Board in making that determination, the Executive shall, as reasonably requested by the Board, make himself available for medical examinations by one or more physicians chosen by such Board. Upon termination for Disability, the Company shall not be obligated to make any salary or other payments or provide any benefits under this Agreement (other than salary payments for services already rendered, full or pro-rata bonus payments for the current fiscal year. and reimbursements for expenses incurred, through the date of termination), provided, however, the Company shall pay to the Executive, or the Executive’s legal representative, (a) the Annual Base Salary in bi-monthly installments for 12 months following such termination less, any payments received by Executive under the company’s disability plan; (b) the cash value of any unused accrued vacation time, and (c) reimbursement of up to Twenty Thousand dollars ($20,000) for medical insurance premiums paid by Executive for 12 months following termination. In addition, if Executive’s employment is terminated by reason of disability, all unvested Initial Grant Options, Annual Grant Options, Restricted Shares, Performance Shares and LTIP Restricted Shares will immediately become fully vested at the time of disability and be issued and given to Executive. Further, the Company will provide for a 12 month period to complete the exercise of all vested stock options.

c)	By Company for Cause. The Company may terminate the Executive’s employment for “Cause.” For purposes of this Agreement, “Cause” shall mean:
(i)	An act of fraud, embezzlement, theft, or other similar material dishonest conduct in connection with the Executive’s employment;

(ii)	Executive’s willful and continued failure to substantially perform the principal aspects of the Executive’s duties, which continues after fourteen (14) days written notice to Executive;

(iii)	An intentional action or failure to act by Executive that is materially injurious to the Company;

(iv)	An intentional action or a failure to act that constitutes insubordination;

(v)	Any material breach of this Agreement by the Executive, which breach is not remedied within thirty (30) days after written notice thereof, specifying the factual nature of such breach in reasonable detail, is given by the Board to the Executive;

(vi)	Executive’s conviction of or a plea of no contest to a felony or a crime involving moral turpitude under any state or federal statute;

(vii)	Any act or omission by the Executive involving malfeasance or gross negligence in the performance of Executive’s duties hereunder; and/or

(viii)	Executive’s failure to follow the reasonable and lawful instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof, specifying the factual nature of such conduct is given by the Board to the Executive.
In the event of a termination for Cause, the Executive shall not be entitled to any further compensation or benefits other than base pay through the date of termination, the cash value of any unused accrued vacation time and any benefits that have vested as of the date of termination under applicable plan documents.

d)	By the Company Without Cause. This Agreement may be terminated by the Company at any time in its discretion, for any reason or no reason and with or without advance notice or warning. If the Executive is terminated by the Company without cause, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days of termination, an amount equal to the Executive’s Annual Base Salary plus (i) Executive’s target bonus for the then current full fiscal year, (ii) the cash value of any unused accrued vacation time and (iii) a Twenty Thousand dollars payment for Executive’s healthcare. In addition, within fourteen (14) days of termination, the Company will vest, issue and give to Executive an additional four fiscal quarters of Initial Grant Options, Annual Grant Options, Restricted Shares, Performance Shares and LTIP Restricted Shares and provide for a 12 month period to complete the exercise of all vested stock options.

e)	By Executive. The Executive may terminate this Agreement for Good Reason or no reason upon sixty (60) days written notice. In the event

Executive exercises his right to terminate this Agreement without Good Reason, the Executive shall not be entitled to any further compensation or benefits other than base pay through the date of termination and any benefits, including any Initial Grant Options, Annual Grant Options, Restricted Shares, Performance Shares, LTIP Restricted Shares or any other incentive program with vesting rights that have vested as of the date of termination under this agreement or applicable plan documents.

The Executive may terminate this Agreement for cause by giving thirty (30) days written notice to the Company of his belief that a factual basis constituting Good Reason (as defined below) exists for terminating the employment relationship, and requesting that the Company, within the sixty (60) day correction period, take measures to correct this situation. If the Company fails to take corrective measures by the end of the sixty (60) day correction period, Executive may then terminate this Agreement, upon expiration of the sixty (60) day correction period, with ten (10) days notice of his intent to do so. “Good Reason” shall mean:
(a)	the Company violates this Agreement and fails to cure such breach within sixty (60) days after receiving notice thereof from the Executive;

(b)	the Executive is required to relocate outside the greater metropolitan Austin, Texas area unless such relocation is agreed to by Executive; or

(c)	the Company has reduced or reassigned, in any material aspect, the offices, titles, duties or responsibilities, reporting requirements, authority or prerogatives of the Executive hereunder or removes the Executive from or fails to re-elect or appoint Executive to any position in the Company, including membership on the Board of Directors, and the company fails to cure such breach within sixty (60) days after receiving notice thereof from the Executive.
In the event the Executive terminates this Agreement for Good Reason, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days of such termination, an amount equal to the Executive’s Annual Base Salary plus (i) Executive’s target bonus for the then current full fiscal year, (ii) the cash value of any unused accrued vacation time and (iii) a Twenty Thousand dollars payment for Executive’s healthcare. In addition, within fourteen (14) days of termination, the Company will vest an additional four fiscal quarters of Initial Grant Options, Annual Grant Options, Restricted Shares, Performance Shares, LTIP Restricted Shares or any other incentive program with vesting rights and provide for a 12 month period to complete the exercise of all vested stock options.

(f)	Termination By Executive Upon Change of Control. The Executive may terminate this Agreement by giving thirty (30) days written notice, if during the first two years after a Change of Control, the Executive is assigned any role or duties inconsistent in any respect with the Executive’s position, title, authority, duties, responsibilities or offices prior to the Change of Control, including membership on the Board of Directors, or any other action by the Company which results in a diminution in such position, title, authority, duties or responsibilities that a reasonable person holding a similar position, title authority or duties would find diminutive in any way and the continuance of such assignment of duties or other such action for a period of thirty (30) days; or the Company requires the Executive to be based at any office or location other than in Austin, Texas, except for any short-term assignment agreed to by Executive where the Company pays all travel or temporary relocation costs incurred by the Executive.

A “Change of Control” of the Company shall mean: (i) any merger,, consolidation, recapitalization of the Company or the sale or other transfer of greater than 50% of all then outstanding voting shares of the Company entitled to vote generally in the election of the directors; (ii) the consummation of the sale, lease, dissolution or other transfer (in one transaction or a series of transactions contemplated or arranged by any part as a single plan) or other disposition of all or a majority of the assets or operations of the Company; or (iii) a change in composition of the Board of Directors involving a majority of the then current incumbent directors as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

In the event of a termination by the Executive under this provision, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days of such termination, (1) an amount equal to the Executive’s Annual Base Salary, (2) Executive’s target bonus for the then current full fiscal year; (3) any accrued vacation pay, in which case to the extent not theretofore paid; and (4) a Twenty Thousand dollars payment for Executive’s healthcare. Further, the Company shall provide the Executive with executive outplacement services for a period of up to twelve (12) months through a recognized outplacement provider that is agreed to by the Company and the Executive.

(g)	Date of Termination. “Date of Termination” or “Termination Date” means the effective date of termination determined in accordance with the provisions of this Paragraph 3.

4.	Confidential Information; Noncompetition.
a)	The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of an opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

b)	Executive agrees not to utilize his knowledge of the business of the Company or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Company in any business the same as, or similar to, the business conducted by the Company during the term of this Agreement. Executive agrees not to:
1.	Work for, consult with, provide any services to or provide any information to any firm or entity or person that competes with, or engages in, or carries on any aspect of the Company’s business services in competition with the Company within a one (1) year period following his Termination Date; and

2.	Directly or indirectly, assist, promote or encourage any employees or clients of the Company to terminate or discontinue their relationship with the Company for at least a two (2) year period following his Date of Termination.
c)	Executive acknowledges that his services hereunder are of a special, unique, and intellectual character and his position with the Company places him in a position of confidence and trust with customers, suppliers, and employees of the Company. The Executive further acknowledges that to perform his position, he will necessarily be given access to confidential information of the Company. Executive will continue to develop personal relationships with the Company’s customers, financiers, suppliers, and employees. The parties expressly agree that these provisions are reasonable, enforceable, and necessary to protect the Company’s interests. In the unlikely event, however, that a court of competent jurisdiction determines that any portion of such provisions is unenforceable, then the parties agree that the remainder of the provisions shall remain valid and enforceable to the maximum extent possible.

d)	The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in this Paragraph 4, but that such damages from any such breach would be great, incalculable and irremediable, and that money damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of these provisions in any court of competent jurisdiction. The parties agree, however, that the specific performance remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity specifically including temporary, preliminary, and/or permanent injunctive relief.
5.	Successors.
a)	This Agreement is personal to the Executive and shall not be assignable by the Executive.

b)	This Agreement shall inure to the benefit of and be binding upon the Company and its affiliated companies, successors and assigns.
6.	Arbitration.

The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers’ compensation claims or disputes relating to Section 4 of this Agreement) arising out of or relating in any way to the Executive’s employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration in a location mutually agreed by the parties. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive will still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim will be submitted to arbitration instead of a court or jury. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. With the exception of claims arising under federal or state anti-discrimination laws, for which the Company shall pay the arbitrator’s fee, each party will bear its own expenses in the arbitration for arbitrators’ fees and attorneys’ fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties. Notwithstanding anything in this Section to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Section, the Company will reimburse or pay all legal fees and expenses that the Executive may reasonably incur as a result of the dispute. Judgment upon the award of an arbitrator may be entered by any court of competent jurisdiction.

7.	General Provisions.
a)	This Agreement shall be governed by and construed in accordance with the laws of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

b)	All notices and other communications hereunder shall be in writing and shall be deemed to be received when (i) hand delivered (with written confirmation of receipt), (ii) when received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested) in each case to such address as a party may designate by written notice to the other party.

c)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

d)	This Employment Agreement may be executed through the use of separate signature pages or in any number of counterpart copies and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

e)	The provisions of this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and shall supersede all prior agreement, negotiations, correspondence, undertakings and communications of the parties, either oral or written, with respect to such subject matter.

     IN WITNESS WHEREOF, the Executive has executed this Agreement and, based upon the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on behalf, as of the Effective Date.

Date: February 11, 2008	/s/ Gary J. Cotshott

Gary J. Cotshott, “Executive”

Date: February 10, 2008	TECHTEAM GLOBAL, INC.

	By:	/s/ Alok Mohan

Alok Mohan, Chairman of Board of Directors

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